Exhibit 99.2

Quarter Ended September 30, 2012

Table of Contents Overview: Earnings Release Company Profile Summary of Financial Data Financial Statements: Consolidated Balance Sheets Consolidated Statements of Operations Reconciliations of Net Income to FFO, AFFO and EBITDA Operating Portfolio: Operating Properties Leasing Statistics Geographic Diversification and 10 Largest Customers Development Summary and Capital Expenditures Capital Structure: Market Capitalization and Debt Summary Interest Summary and Debt Covenants 2012 Guidance Appendix 1 6 7 8 9 10 11 12 14 15 16 17 18 19

CORESITE REPORTS THIRD QUARTER 2012 RESULTS DENVER, CO – November 1, 2012 – CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced financial results for the third quarter ended September 30, 2012. Quarterly Highlights Reported third-quarter funds from operations (“FFO”) of $0.40 per diluted share and unit, representing an 8.1% increase over the prior quarter and a 14.3% increase over the prior-year quarter Reported third-quarter revenue of $53.8 million, representing a 6.2% increase over the prior quarter and a 21.2% increase over the prior-year quarter Executed new and expansion data center leases representing $2.0 million of annualized GAAP rent with a weighted-average GAAP rental rate of $177 per net rentable square foot (“NRSF”) Achieved a 91.8% retention ratio with 4.0% rent growth on signed renewals on a cash basis and 9.1% on a GAAP basis Commenced 39,991 net rentable square feet of new and expansion leasing, with GAAP annualized rent of $146 per square foot Obtained entitlements to expand at our Reston, Virginia, facility Tom Ray, CoreSite’s Chief Executive Officer, commented, “Our third-quarter results reflect solid top and bottom-line growth, continued margin expansion and strong lease commencements. New and expansion bookings were below our trailing average, driven by an absence of bookings exceeding 250 kilowatts and a temporary reduction of sales staff as we transformed to a vertical selling model. During the quarter we also made substantial progress on a new development opportunity, an expansion to our existing facility in Reston, Virginia. “Important in the quarter were the steps we made in our transition from a local to a vertical sales model,” Mr. Ray continued. “While implementing some of these changes was difficult, we believe that we will see a more rapid pace of growth moving forward due to this realignment. As a key component of this transition, we are pleased to welcome Chris Ancell to our executive team as Senior Vice President of Sales and Sales Engineering, as previously announced. Chris is already making progress in re-building his sales team and has integrated seamlessly with our senior leadership team. As we look ahead, we’re excited about the new people we have in place and the rewards we are already seeing from our strategy. We believe that those rewards will begin to show up clearly in our future sales results.” Overview Financial Statements Operating Portfolio Development and Capital Expenditures 1 Appendix Capital Structure 2012 Guidance

Financial Results CoreSite reported FFO of $18.6 million for the three months ended September 30, 2012, an increase of 7.8% on a sequential quarter basis and a 16.5% increase over the same quarter of the prior year. On a per diluted share and unit basis, FFO was $0.40 for the three months ended September 30, 2012, as compared to $0.35 per diluted share and unit for the three months ended September 30, 2011. Total operating revenue for the three months ended September 30, 2012, was $53.8 million, a 6.2% increase on a sequential-quarter basis and a 21.2% increase over the same quarter of the prior year. The company reported net income for the three months ended September 30, 2012, of $2.9 million and net income attributable to common shares of $1.3 million, or $0.06 per diluted share. Sales Activity CoreSite executed new and expansion data center leases representing $2.0 million of annualized GAAP rent during the quarter, comprised of 11,387 NRSF at a weighted average GAAP rate of $177 per NRSF and a weighted average lease term of 34 months. During the third quarter, data center lease commencements totaled 39,991 NRSF at a weighted average GAAP rental rate of $146 per NRSF, which represents $5.9 million of annualized GAAP rent. Renewal leases totaling 18,332 NRSF commenced in the third quarter at a weighted average GAAP rate of $164 per NRSF, reflecting a 4.0% increase in rent on a cash basis and a 9.1% increase on a GAAP basis. The company’s rent-retention ratio for the third quarter was 91.8%. Development, Redevelopment and Acquisition Activity At September 30, 2012, the company had 70,840 NRSF of data center space under construction. This total is comprised of 50,600 NRSF in Santa Clara, representing the final phase of construction at CoreSite’s building at 2972 Stender Way, and 20,240 NRSF in Chicago. Of the estimated $49.4 million required to complete the current Santa Clara and Chicago projects, the company had incurred costs of $32.2 million through September 30, 2012. Including the space currently under construction or in preconstruction at September 30, 2012, as well as currently operating space targeted for future redevelopment, CoreSite owns land and buildings sufficient to develop or redevelop 1,006,784 square feet of data center space, comprised of (1) 70,840 NRSF of data center space currently under construction, (2) 390,694 NRSF of office and industrial space currently available for redevelopment, and (3) 545,250 NRSF of new data center space available for development in Reston, Virginia, and on land that CoreSite currently owns at its Coronado-Stender business park. Overview Financial Statements Operating Portfolio Development and Capital Expenditures 2 Appendix Capital Structure 2012 Guidance

During the third quarter, CoreSite took steps to expand its platform by advancing expansion capability in Reston, Virginia. The company received entitlements to expand its facility in Reston, Virginia, by approximately 200,000 useable square feet, comprised of data center, supporting infrastructure and general building support space. CoreSite plans to commence construction on this project in the first half of 2013. The company estimates that construction costs to complete the first phase of development will total $60.0 million and anticipates delivering salable capacity by the beginning of 2014. Balance Sheet and Liquidity As of September 30, 2012, CoreSite had $154.4 million of total long-term debt equal to 11.0% of total enterprise value and equal to 1.6x annualized adjusted EBITDA for the quarter ended September 30, 2012. CoreSite exercised its option to extend the maturity of the loan on its 55 S. Market property to October 9, 2014, and has no further debt maturities until 2014 assuming other extension options are exercised. At quarter end, the company had $13.4 million of cash available on its balance sheet and $131.1 million of available capacity under its revolving credit facility. Dividend On September 10, 2012, the company announced a dividend of $0.18 per share of common stock and common stock equivalents for the third quarter of 2012. The dividend was paid on October 15, 2012, to shareholders of record on September 28, 2012. 2012 Guidance The company is increasing and tightening its 2012 guidance of FFO per diluted share and unit to a range of $1.50 to $1.54 from its prior range of $1.42 to $1.52. This outlook is predicated on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. Further, the company’s guidance does not include the impact of any additional acquisitions or capital markets transactions that may become available. In addition, the company’s estimate of the net income attributable to common shares is $0.17 to $0.21 per diluted share with the difference between FFO and net income being real estate depreciation and amortization. Upcoming Conferences and Events CoreSite will participate in NAREIT’s REITWorld conference from November 13 through November 14 at the Manchester Grand Hyatt in San Diego, CA. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure Appendix 3 2012 Guidance

Conference Call Details The company will host a conference call November 1 at 12:00 p.m. (Eastern Time) to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-941-1429 for domestic callers or 480-629-9857 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers, or for international callers, 858-384-5517. The passcode for the replay is 4573751. The replay will be available until November 8, 2012. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE: COR) is a national provider of data center products and interconnection services. More than 750 customers, such as Global 1000 enterprises, communications providers, cloud and content companies, financial firms, media and entertainment, healthcare, and government agencies choose CoreSite for the confidence that comes with customer-focused data center products, service and support systems, and scalability. CoreSite’s network centric computing platform is a business catalyst, featuring the Any2 Internet exchange and network ecosystems, which include access to 225+ carriers and service providers and a growing mesh of more than 15,000 interconnections. The company features a diverse colocation offering from individual cabinets to custom cages and private suites, with 14 data center locations in nine major U.S. markets. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact +1 303.222.7276 InvestorRelations@CoreSite.com CoreSite Media Contact Jeannie Zaemes | CoreSite Marketing Senior Director +1 720.446.2006 | +1 866.777.CORE Jeannie.Zaemes@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 4 Appendix 2012 Guidance

Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 5 Appendix 2012 Guidance

Company Profile The company serves over 750 customers across more than two million square feet, including space held for redevelopment and development, and provides access to over 225 network service providers. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 6 Appendix 2012 Guidance

Quarter Ended September 30, 2012

CORESITE

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended or As of:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Summary of Results					
Operating revenues	$ 53,762	$ 50,636	$ 47,284	$ 46,029	$ 44,367
Net income	2,947	1,848	1,343	462	263
Net income attributable to common shares	1,320	826	600	179	112
Funds from operations (FFO)	18,636	17,285	16,351	15,769	16,001
Adjusted funds from operations (AFFO)	17,155	16,599	12,714	14,034	13,133
Earnings before interest, taxes, depreciation and amortization (EBITDA)	21,642	19,761	17,695	16,815	17,206
Adjusted EBITDA	23,491	21,701	20,014	17,508	18,287
Per share - diluted:					
Net income attributable to common shares	$ 0.06	$ 0.04	$ 0.03	$ 0.01	$ 0.01
FFO per common share and OP unit	$ 0.40	$ 0.37	$ 0.36	$ 0.34	$ 0.35
Dividend Activity					
Dividends declared per common share and OP unit	$ 0.18	$ 0.18	$ 0.18	$ 0.18	$ 0.13
FFO payout ratio	45%	48%	51%	53%	37%
Operating Portfolio Statistics					
Operating data center properties	14	14	12	12	12
Operating data center NRSF	1,196,571	1,193,321	1,105,180	1,058,878	1,134,161
Data center NRSF leased	922,018	889,288	899,322	878,395	959,138
Data center % leased	77.1%	74.5%	81.4%	83.0%	84.6%
Office and light industrial NRSF	374,260	419,060	419,060	417,864	417,864
Office and light industrial NRSF leased	293,519	323,866	344,955	340,111	338,480
Office and light industrial % leased	78.4%	77.3%	82.3%	81.4%	81.0%
Market Capitalization and Debt					
Total enterprise value	$ 1,406,509	$ 1,346,769	$ 1,221,002	$ 943,547	$ 772,049
Total debt outstanding	154,365	146,449	132,032	121,864	110,501
Debt to enterprise value	11.0%	10.9%	10.8%	12.9%	14.3%
Debt to annualized adjusted EBITDA	1.6x	1.7x	1.6x	1.7x	1.5x
Total debt / undepreciated book value of total assets	16.8%	16.3%	14.9%	14.0%	12.8%
Weighted Average Shares and Units					
Common shares - basic	20,554,893	20,532,930	20,455,875	19,988,150	19,494,703
Operating partnership units - basic	25,346,805	25,346,097	25,345,082	25,780,217	26,234,692
Total common shares and OP units - basic	45,901,698	45,879,027	45,800,957	45,768,367	45,729,395
Shares issued from assumed conversion of restricted shares/options	472,742	381,756	238,980	93,853	93,258
Total common shares and OP units - diluted	46,374,440	46,260,783	46,039,937	45,862,220	45,822,653

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 7

Quarter Ended September 30, 2012

CORESITE

Consolidated Balance Sheets

(in thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Assets:					
Investments in real estate:					
Land	$ 85,868	$ 84,738	$ 84,738	$ 84,738	$ 84,738
Building and building improvements	573,012	569,901	517,934	499,717	480,053
Leasehold improvements	84,133	83,534	82,660	81,057	80,760
	743,013	738,173	685,332	665,512	645,551
Less: Accumulated depreciation and amortization	(93,721)	(83,205)	(73,571)	(64,428)	(55,854)
Net investment in operating properties	649,292	654,968	611,761	601,084	589,697
Construction in progress	51,565	32,474	69,519	73,084	75,624
Net investments in real estate	700,857	687,442	681,280	674,168	665,321
Cash and cash equivalents	13,421	5,526	3,998	6,628	10,204
Restricted cash	316	8,678	8,712	9,291	10,598
Accounts and other receivables, net	10,071	8,230	7,403	6,562	7,045
Lease intangibles, net	23,359	28,253	30,905	36,643	43,449
Goodwill	41,191	41,191	41,191	41,191	41,191
Other assets	38,187	37,730	37,431	33,743	30,833
Total assets	**$ 827,402**	**$ 817,050**	**$ 810,920**	**$ 808,226**	**$ 808,641**
Liabilities and equity:					
Liabilities					
Revolving credit facility	$ 62,750	$ 54,750	$ 40,250	$ 5,000	$ -
Mortgage loans payable	91,615	91,699	91,782	116,864	110,501
Accounts payable and accrued expenses	44,291	36,547	39,096	38,822	42,978
Deferred rent payable	4,198	4,027	3,785	3,535	3,284
Acquired below-market lease contracts, net	9,171	10,120	10,898	11,872	13,021
Prepaid rent and other liabilities	9,049	9,844	10,755	11,946	11,589
Total liabilities	221,074	206,987	196,566	188,039	181,373
Stockholders' equity					
Common stock, par value $0.01	206	205	204	204	195
Additional paid-in capital	261,138	259,503	257,338	256,183	241,700
Accumulated other comprehensive income (loss)	(4)	(26)	(47)	(34)	(43)
Accumulated deficit	(32,121)	(29,643)	(26,683)	(23,545)	(19,998)
Total stockholders' equity	229,219	230,039	230,812	232,808	221,854
Noncontrolling interests	377,109	380,024	383,542	387,379	405,414
Total equity	606,328	610,063	614,354	620,187	627,268
Total liabilities and equity	**$ 827,402**	**$ 817,050**	**$ 810,920**	**$ 808,226**	**$ 808,641**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 8

Quarter Ended September 30, 2012

CORESITE

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Operating revenues:					
Rental revenue	$ 31,461	$ 30,464	$ 29,493	$ 29,064	$ 27,616
Power revenue	14,204	12,910	12,330	11,411	11,450
Tenant reimbursement	1,446	1,394	1,296	1,767	1,432
Other revenue	6,651	5,868	4,165	3,787	3,869
Total operating revenues	53,762	50,636	47,284	46,029	44,367
Operating expenses:					
Property operating and maintenance	16,360	15,274	14,395	15,063	14,133
Real estate taxes and insurance	2,158	2,132	2,014	2,064	2,163
Depreciation and amortization	16,583	15,947	15,461	15,743	16,091
Sales and marketing	2,231	2,581	2,129	1,619	1,315
General and administrative	6,389	6,036	6,352	5,880	4,747
Rent	4,689	4,691	4,577	4,588	4,601
Transaction costs	293	161	122	-	192
Total operating expenses	48,703	46,822	45,050	44,957	43,242
Operating income	5,059	3,814	2,234	1,072	1,125
Gain on early extinguishment of debt	-	-	-	-	(10)
Interest income	5	5	2	2	9
Interest expense	(1,595)	(1,309)	(1,018)	(838)	(916)
Income before income taxes	3,469	2,510	1,218	236	208
Income tax (expense) benefit	(522)	(662)	125	226	55
Net income	2,947	1,848	1,343	462	263
Net income attributable to noncontrolling interests	1,627	1,022	743	283	151
Net income attributable to common shares	$ 1,320	$ 826	$ 600	$ 179	$ 112
Net income per share attributable to common shares:					
Basic	$ 0.06	$ 0.04	$ 0.03	$ 0.01	$ 0.01
Diluted	$ 0.06	$ 0.04	$ 0.03	$ 0.01	$ 0.01
Weighted average common shares outstanding:					
Basic	20,554,893	20,532,930	20,455,875	19,988,150	19,494,703
Diluted	21,027,635	20,914,686	20,694,855	20,082,003	19,587,961

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 9

Quarter Ended September 30, 2012

Reconciliations of Net Income to FFO, AFFO and EBITDA

CORESITE

(in thousands, except share and per share data)

Reconciliation of Net Income to FFO:

	Three Months Ended:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net income	$ 2,947	$ 1,848	$ 1,343	$ 462	$ 263
Adjustments:					
Real estate depreciation and amortization	15,689	15,437	15,008	15,307	15,738
FFO available to common shareholders and OP unitholders	$ 18,636	$ 17,285	$ 16,351	$ 15,769	$ 16,001
Weighted average common shares and OP units outstanding - diluted	46,374,440	46,260,783	46,039,937	45,862,220	45,822,653
FFO per common share and OP unit - diluted	$ 0.40	$ 0.37	$ 0.36	$ 0.34	$ 0.35

Reconciliation of FFO to AFFO:

	Three Months Ended:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
FFO available to common shareholders and unitholders	$ 18,636	$ 17,285	$ 16,351	$ 15,769	$ 16,001
Adjustments:					
Amortization of deferred financing costs	435	436	436	371	359
Non-cash compensation	1,556	1,779	747	693	879
Non-real estate depreciation	894	510	453	436	353
Straight-line rent adjustment	(734)	(825)	(1,318)	(1,055)	(1,126)
Amortization of above and below market leases	(444)	(401)	(396)	(511)	(375)
Recurring capital expenditures	(822)	(622)	(566)	(42)	(608)
Tenant improvements	(1,362)	(1,001)	(1,015)	(1,058)	(1,579)
Capitalized leasing commissions	(1,004)	(562)	(1,978)	(569)	(771)
AFFO available to common shareholders and OP unitholders	$ 17,155	$ 16,599	$ 12,714	$ 14,034	$ 13,133

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three Months Ended:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Net income	$ 2,947	$ 1,848	$ 1,343	$ 462	$ 263
Adjustments:					
Interest expense, net of interest income	1,590	1,304	1,016	836	907
Income taxes	522	662	(125)	(226)	(55)
Depreciation and amortization	16,583	15,947	15,461	15,743	16,091
EBITDA	$ 21,642	$ 19,761	$ 17,695	$ 16,815	$ 17,206
Non-cash compensation	1,556	1,779	747	693	879
Gain on early extinguishment of debt	-	-	-	-	10
Transaction costs / litigation settlement expenses	293	161	1,572	-	192
Adjusted EBITDA	$ 23,491	$ 21,701	$ 20,014	$ 17,508	$ 18,287

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 10

Quarter Ended September 30, 2012

CORESITE

Operating Properties

(in thousands, except NRSF data)

			Operating NRSF(1)					
			Data Center(2)		Office and Light-Industrial(3)		Total	
Market/Facilities	Acquisition Date(4)	Annualized Rent ($000)(5)	Total	Percent Leased(6)	Total	Percent Leased(6)	Total(7)	Percent Leased(6)
Los Angeles								
One Wilshire*	Aug. 2007	$ 23,787	157,587	72.2 %	7,500	45.5 %	165,087	71.0 %
900 N. Alameda	Oct. 2006	12,172	159,617	78.0	8,360	33.7	167,977	75.8
Los Angeles Total		**35,959**	**317,204**	**75.1**	**15,860**	**39.3**	**333,064**	**73.4**
San Francisco Bay								
55 S. Market	Feb. 2000	11,173	84,045	88.6	206,255	80.2	290,300	82.6
2901 Coronado	Feb. 2007	9,357	50,000	100.0	-	-	50,000	100.0
1656 McCarthy	Dec. 2006	5,433	76,676	68.5	-	-	76,676	68.5
Coronado-Stender Properties(8)	Feb. 2007	785	-	-	70,760	91.6	70,760	91.6
2972 Stender(9)	Feb. 2007	5,124	49,964	60.8	436	100.0	50,400	61.1
San Francisco Bay Total		**31,872**	**260,685**	**79.5**	**277,451**	**83.2**	**538,136**	**81.4**
Northern Virginia								
12100 Sunrise Valley(10)	Dec. 2007	20,571	201,719	72.0	61,050	77.1	262,769	73.2
1275 K Street*	June 2006	1,883	22,137	72.0	-	-	22,137	72.0
Northern Virginia Total		**22,454**	**223,856**	**72.0**	**61,050**	**77.1**	**284,906**	**73.1**
Boston								
70 Innerbelt	Apr. 2007	9,709	148,795	90.8	13,063	39.3	161,858	86.6
Chicago								
427 S. LaSalle	Feb. 2007	8,936	158,167	77.2	4,946	56.9	163,113	76.6
New York								
32 Avenue of the Americas*	June 2007	5,582	48,404	70.9	-	-	48,404	70.9
Miami								
2115 NW 22nd Street	June 2006	1,690	30,176	55.2	1,890	82.6	32,066	56.8
Denver								
910 15th Street*	Apr. 2012	777	4,144	94.4	-	-	4,144	94.4
639 E. 18th Avenue*	Apr. 2012	177	5,140	60.6	-	-	5,140	60.6
Denver Total		**954**	**9,284**	**75.7**	**-**	**-**	**9,284**	**75.7**
Total Facilities		**$ 117,156**	**1,196,571**	**77.1 %**	**374,260**	**78.4 %**	**1,570,831**	**77.4 %**

* Indicates properties in which we hold a leasehold interest.

(1) Represents the square feet at each building under lease as specified in existing customer lease agreements plus management's estimate of space available for lease to customers based on engineers' drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total operating NRSF and total redevelopment and development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2) Represents the NRSF at each operating facility that is currently leased or readily available for lease as data center space. Both leased and available data center NRSF includes a factor to account for a customer's proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build out of our properties.

(3) Represents the NRSF at each operating facility that is currently leased or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4) Reflects date property was acquired by CoreSite or certain real estate funds affiliated with the Carlyle Group and not the date of our acquisition upon consummation of our initial public offering. In the case of a leased property, indicates the date the initial lease commenced.

(5) Represents the monthly contractual rent under existing customer leases as of September 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to such lease. On a gross basis, our annualized rent was approximately $120.4 million as of September 30, 2012, which reflects the addition of $3.2 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(6) Includes customer leases that have commenced as of September 30, 2012. The percent leased is determined based on leased square feet as a proportion of total operating NRSF. The percent leased for data center space, office and light industrial space, and space in total would have been 77.7%, 78.4%, and 77.9%, respectively, if all leases signed in current and prior periods had commenced.

(7) Represents the NRSF at an operating facility currently leased or readily available for lease. This excludes existing vacant space held for redevelopment or development.

(8) The Coronado-Stender Business Park became entitled for our proposed data center development upon receipt of the mitigated negative declaration from the city of Santa Clara in the first quarter of 2011. We have the ability to develop 345,250 NRSF of data center space at this property, which is in addition to the 50,400 NRSF of data center space and 50,600 NRSF of unconditioned core and shell space completed or under construction at 2972 Stender.

(9) We have completed construction on 50,400 NRSF of space at this property. As of September 30, 2012, we have commenced construction on the remaining 50,600 NRSF of space at the building.

(10) The 12100 Sunrise Valley property became entitled for our proposed data center development from Fairfax County, Virginia, in the third quarter 2012. We have the ability to develop approximately 200,000 of useable square feet, comprised of data center, supporting infrastructure and general building support space, of which 50,000 NRSF is planned for near-term development.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 11

Quarter Ended September 30, 2012

Leasing Statistics

CORESITE

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases[(1)]	Total Leased NRSF[(2)]	GAAP Annualized Rent per Leased NRSF	GAAP Annualized Rent (000's)	Rent-Retention Rate[(3)]	Cash Rent Growth[(4)]	GAAP Rent Growth[(4)]
New/expansion leases commenced	**YTD 2012**	**236**	**87,687**	**$ 189**	**$ 16,551**			
	Q3 2012	**92**	**39,991**	**$ 146**	**$ 5,851**			
	Q2 2012	83	16,998	195	3,315			
	Q1 2012	61	30,698	241	7,385			
	Q4 2011	72	38,864	168	6,530			
	Q3 2011	101	38,658	166	6,427			
New/expansion leases signed	**YTD 2012**	**239**	**75,240**	**$ 182**	**$ 13,718**			
	Q3 2012	**77**	**11,387**	**$ 177**	**$ 2,012**			
	Q2 2012	95	26,290	177	4,649			
	Q1 2012	67	37,563	188	7,057			
	Q4 2011	64	35,461	192	6,802			
	Q3 2011	105	28,553	183	5,224			
Renewal leases commenced	**YTD 2012**	**217**	**97,813**	**$ 122**	**$ 11,946**	**82.1%**	**2.4%**	**9.9%**
	Q3 2012	**69**	**18,332**	**$ 164**	**$ 3,012**	**91.8%**	**4.0%**	**9.1%**
	Q2 2012	81	64,048	99	6,310	69.6%	1.0%	9.2%
	Q1 2012	67	15,433	170	2,624	85.8%	3.3%	12.5%
	Q4 2011	42	22,911	133	3,047	69.4%	-2.8%	4.8%
	Q3 2011	82	21,353	175	3,731	88.4%	13.9%	21.5%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before September 30, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rent-retention is calculated based on a customer's contractual obligation to lease space. If the customer's contractual obligation expires during the period or expired in a prior period and the customer was still leasing space at the end of the current period, that rent is considered retained for retention calculation purposes. We calculate rent as lost when a customer vacates a facility due to (1) non-renewal of an expiring lease or early termination for cause, or (2) the relinquishment of space targeted for redevelopment.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 12

Quarter Ended September 30, 2012

CORESITE

Leasing Statistics

Lease Expirations (total operating properties)

The following table sets forth a summary schedule of the expirations for leases in place as of September 30, 2012, plus available space for the remainder of 2012 and for each of the ten full calendar years beginning January 1, 2013, at the properties in our portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights.

Year of Lease Expiration	Number of Leases Expiring(1)	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)(2)	Percentage of Annualized Rent	Annualized Rent Per Leased NRSF(3)	Annualized Rent at Expiration ($000)(4)	Annualized Rent Per Leased NRSF at Expiration(5)
Available as of September 30, 2012(6)	-	355,294	22.6 %	$ -	- %	$ -	$ -	$ -
Remainder of 2012	283	115,991	7.4	15,516	13.2	133.77	15,527	133.86
2013	370	193,548	12.3	20,862	17.8	107.78	21,149	109.27
2014(7)	266	276,306	17.6	25,920	22.1	93.81	27,167	98.32
2015	150	86,289	5.5	12,488	10.7	144.72	15,815	183.28
2016(8)	88	166,044	10.6	12,399	10.6	74.67	14,031	84.50
2017	81	117,222	7.5	14,076	12.0	120.08	19,527	166.58
2018	9	81,164	5.2	8,531	7.3	105.10	10,418	128.36
2019	3	80,708	5.1	1,615	1.4	20.02	1,788	22.15
2020	4	30,664	1.9	1,099	0.9	35.85	1,194	38.93
2021	9	18,155	1.2	1,846	1.6	101.67	2,876	158.44
2022-Thereafter	13	49,446	3.1	2,804	2.4	56.72	4,500	91.02
Portfolio Total / Weighted Average	**1,276**	**1,570,831**	**100.0 %**	**$ 117,156**	**100.0 %**	**$ 96.38**	**$ 133,992**	**$ 110.23**

(1) Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Represents the monthly contractual rent under existing customer leases as of September 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(3) Annualized rent as defined above, divided by the square footage of leases expiring in the given year.

(4) Represents the final monthly contractual rent under existing customer leases as of September 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(5) Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements.

(6) Excludes approximately 461,534 vacant NRSF held for redevelopment or under construction at September 30, 2012.

(7) Includes an office lease with General Services Administration - IRS, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

(8) Total operating NRSF of expiring leases in 2016 reflects the expiration of half of a 50,000 NRSF lease, the other half of which expires in 2017.

Lease Distribution

The following table sets forth information relating to the distribution of leases in the properties in our portfolio, based on NRSF (excluding space held for redevelopment) under lease as of September 30, 2012.

Square Feet Under Lease(1)	Number of Leases(2)	Percentage of All Leases	Total Operating NRSF of Leases(3)	Percentage of Total Operating NRSF	Annualized Rent ($000)(4)	Percentage of Annualized Rent
Available(5)	-	- %	355,294	22.6 %	$ -	- %
1,000 or less	1,114	87.3	182,727	11.6	34,864	29.8
1,001 - 2,000	50	3.9	71,640	4.6	8,520	7.3
2,001 - 5,000	70	5.5	210,887	13.4	23,564	20.1
5,001 - 10,000	20	1.6	140,307	8.9	14,385	12.3
10,001 - 25,000	15	1.2	252,668	16.2	24,907	21.2
Greater than 25,000	7	0.5	357,308	22.7	10,916	9.3
Portfolio Total	**1,276**	**100.0 %**	**1,570,831**	**100.0 %**	**$ 117,156**	**100.0 %**

(1) Represents all leases in our portfolio, including data center and office and light-industrial leases.

(2) Includes leases that upon expiration will be automatically renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(3) Represents the square feet at a building under lease as specified in the lease agreements plus management's estimate of space available for lease to third parties based on engineer's drawings and other factors, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(4) Represents the monthly contractual rent under existing customer leases as of September 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(5) Excludes approximately 461,534 vacant NRSF held for redevelopment or under construction at September 30, 2012.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 13

Quarter Ended September 30, 2012

Geographic Diversification and 10 Largest Customers

CORESITE

(in thousands, except NRSF data)

Geographic Diversification


New York 4.8%
Miami 1.4%
Denver 0.8%
Chicago 7.6%
Los Angeles 30.7%
Boston 8.3%
Northern Virginia 19.2%
San Francisco Bay 27.2%

Metropolitan Market	Percentage of Total Annualized Rent
Los Angeles	30.7 %
San Francisco Bay	27.2
Northern Virginia	19.2
Boston	8.3
Chicago	7.6
New York	4.8
Miami	1.4
Denver	0.8
Total	100 %

10 Largest Customers

As of September 30, 2012, our portfolio was leased to over 750 companies, many of which are globally recognized firms. The following table sets forth information regarding the ten largest customers in our portfolio based on annualized rent as of September 30, 2012:

	Customer	Number of Locations	Total Leased NRSF(1)	Percentage of Total Operating NRSF(2)	Annualized Rent ($000)(3)	Percentage of Annualized Rent(4)	Weighted Average Remaining Lease Term in Months(5)
1	Facebook, Inc.	2	50,625	3.2 %	$ 9,461	8.1 %	49
2	Computer Sciences Corporation	3	52,902	3.4	6,362	5.4	59
3	Akamai Technologies	7	35,573	2.3	4,170	3.6	12
4	General Services Admin - IRS* (6)	1	141,774	9.0	4,011	3.4	25
5	Nuance Communications, Inc.	1	25,404	1.6	3,411	2.9	67
6	Hewlett Packard Company	1	6,034	0.4	2,495	2.1	28
7	Gov't of District of Columbia	2	16,147	1.0	2,201	1.9	24
8	Tata Communications	3	18,562	1.2	1,943	1.7	85
9	Intermedia, Inc.	3	9,719	0.6	1,883	1.6	11
10	Verizon Communications	7	52,204	3.3	1,796	1.5	101
	Total/Weighted Average		408,944	26.0 %	$ 37,733	32.2 %	45

* Denotes customer using space for general office purposes.

(1) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before September 30, 2012. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2) Represents the customer's total leased square feet divided by the total operating NRSF in the portfolio which, as of September 30, 2012, consisted of 1,570,831 NRSF.

(3) Represents the monthly contractual rent under existing customer leases as of September 30, 2012, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and, for any customer under a modified gross or triple-net lease, it excludes the operating expense reimbursement attributable to those leases.

(4) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2012, which was approximately $117.2 million.

(5) Weighted average based on percentage of total annualized rent expiring and is as of September 30, 2012.

(6) The data presented primarily represents an interim lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of building improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 14

Quarter Ended September 30, 2012

Development Summary and Capital Expenditures

CORESITE

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of September 30, 2012

Projects/Facilities	Metropolitan Area	Development/ Redevelopment	Completion	NRSF	Cost	Percent Leased[1]
70 Innerbelt	Boston	Redevelopment	Nov 2011	15,149	$ 5,800	21.9%
900 N. Alameda	Los Angeles	Redevelopment	Dec 2011	12,500	6,800	15.8%
12100 Sunrise Valley	Northern Virginia	Redevelopment	Mar 2012	31,290	13,100	8.1%
2972 Stender	San Francisco Bay	Development	Mar 2012	15,013	9,700	56.1%
12100 Sunrise Valley	Northern Virginia	Redevelopment	Jun 2012	28,169	16,240	25.2%
427 S. LaSalle	Chicago	Redevelopment	Jun 2012	29,261	9,770	0.0%
2972 Stender	San Francisco Bay	Development	Jun 2012	16,835	13,541	55.8%
Total completed pre-stabilized				148,217	$ 74,951	

(1) These projects/facilities are included in the operating NRSF information in the Operating Properties table on page 11.

Data Center Projects Under Construction as of September 30, 2012

Projects/Facilities	Metropolitan Area	Development/ Redevelopment	Estimated Completion	NRSF	Costs: Incurred to-date	Costs: Estimated Total[1]
2972 Stender	San Francisco Bay	Development	Q4 2012 -Q1 2013	50,600	$ 29,952	$ 43,800
427 S. LaSalle	Chicago	Redevelopment	Q2 2013	20,240	2,260	5,600
Total under construction				70,840	$ 32,212	$ 49,400
Planned near-term future construction[3]						
900 N. Alameda[2]	Los Angeles	Redevelopment	Q1 2013	19,250	$ 847	$ 9,500
70 Innerbelt[2]	Boston	Redevelopment	Q2 2013	20,000	681	9,500
12100 Sunrise Valley[2]	Northern Virginia	Development	Q4 2013	50,000	939	60,000
Total planned near-term future construction				89,250	$ 2,467	$ 79,000

(1) Reflects management's estimate of cost of completion based upon the actual cost as of September 30, 2012, plus management's estimate of the cost to complete construction.

(2) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(3) Planned near-term future construction is management's best estimate of current planned projects. Projects may be added or deleted from this list at any time based upon management's evaluation of current market demands and economic performance.

Capital Expenditures – Quarter Ended

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Recurring capital expenditures	$ 822	$ 622	$ 566	$ 42	$ 608
Development/redevelopment capital expenditures	23,181	16,757	16,052	18,582	34,527
Total	**$ 24,003**	**$ 17,379**	**$ 16,618**	**$ 18,624**	**$ 35,135**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 15

Quarter Ended September 30, 2012

Market Capitalization and Debt Summary

CORESITE

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of September 30, 2012	Market Value Equivalents
Common shares	21,118	$26.94	$ 568,919
Operating partnership units	25,361	$26.94	683,225
Total equity			1,252,144
Total debt			154,365
Total enterprise value			$ 1,406,509
Total debt to total enterprise value			11.0%

Debt Summary (1) — Outstanding as of:

Instrument	Interest Rate(2)	Maturity Date	Maturity Date with Extension	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
12100 Sunrise Valley mortgage loan	3.00%	6/1/2013	6/1/2014	$ 31,615	$ 31,699	$ 31,782	$ 31,864	$ 25,501
55 S. Market mortgage loan(3)	4.01%	10/9/2014		60,000	60,000	60,000	60,000	60,000
Senior secured credit facility	2.49%	12/15/2014	12/15/2015	62,750	54,750	40,250	5,000	-
427 S. LaSalle mortgage loan				-	-	-	25,000	25,000
Total Consolidated Debt				**$ 154,365**	**$ 146,449**	**$ 132,032**	**$ 121,864**	**$ 110,501**
Weighted average interest rate	3.19%							
Floating rate vs. fixed rate debt				61% / 39%	59% / 41%	55% / 45%	51% / 49%	46% / 54%

(1) See the 10-Q for information on specific debt instruments.

(2) Each debt instrument's interest rate is based on LIBOR at September 30, 2012, plus applicable spread.

(3) Represents the effective interest rate for secured debt at 55 S. Market which was is fixed by an interest rate swap at September 30, 2012. The interest rate swap matured on October 9, 2012, and was not extended. On October 9, 2012, the Company exercised our two-year extension option to extend the maturity date to October 9, 2014.

Debt Maturities(1)


$100,000
$80,000
$60,000
$40,000
$20,000
$-
2012
2013
2014
2015
2016

(1) Assumes all extensions are available and exercised.

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 16

Quarter Ended September 30, 2012

CORESITE

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended:				
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Interest expense and fees	$ 1,433	$ 1,402	$ 1,253	$ 1,120	$ 1,069
Amortization of deferred financing costs	435	436	436	371	359
Capitalized interest	(273)	(529)	(671)	(653)	(512)
Total interest expense	**$ 1,595**	**$ 1,309**	**$ 1,018**	**$ 838**	**$ 916**

Debt Covenants

		Revolving Credit Facility				
	Required Compliance	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Fixed charge coverage ratio	Greater than 1.75x	18.3x	15.8x	14.9x	15.9x	18.0x
Total indebtedness to gross asset value	Less than 60%	12.7%	13.0%	13.1%	13.7%	12.6%
Unhedged variable rate debt to gross asset value	Less than 30%	4.9%	4.6%	3.7%	3.1%	5.3%
Consolidated recourse debt to gross asset value	Less than 30%	0.2%	0.2%	0.2%	0.2%	0.2%
Total borrowing base		$202,500	$202,500	$202,500	$158,100	$110,000
Borrowings outstanding		(62,750)	(54,750)	(40,250)	(5,000)	-
Outstanding letters of credit		(8,620)	(8,620)	(8,620)	(8,600)	(8,700)
Current availability		**$131,130**	**$139,130**	**$153,630**	**$144,500**	**$101,300**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2012 Guidance | Appendix | 17

2012 Guidance (in thousands, except per share amounts) Overview Financial Statements Operating Portfolio Development and Capital Expenditures 18 Appendix Capital Structure 2012 Guidance The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing or investment activities that may become available. Please refer to the press release for additional information on forward-looking statements. Projected per share and unit information: Low High Net income attributable to common shares $0.17 $0.21 Real estate depreciation and amortization 1.33 FFO $1.50 $1.54

Appendix This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Definitions Funds From Operations “FFO” – is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Adjusted Funds From Operations “AFFO” – is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Below market debt amortization Less: Straight line rents adjustments Less: Above and below market leases Less: Maintenance capital investment Less: Tenant improvement capital investment Less: Capitalized leasing commissions Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 19 Appendix Overview 2012 Guidance

Appendix AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation settlement expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview 20 Appendix 2012 Guidance